SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2006
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 NOTE PURCHASE AGREEMENT
EX-10.2 GUARANTEE AGREEMENT (FOODS DIVISION)
EX-10.3 GUARANTEE AGREEMENT (PRODUCTION DIVISION)
EX-10.4 GUARANTEE AGREEMENT (PROCESSING DIVISION)
EX-10.5 INTERCREDITOR AGREEMENT
EX-99 PRESS RELEASE

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On April 28, 2006, the Registrant issued $50,000,000 of senior notes due April 28, 2016 (the “Senior Notes”) to Northwest Farm Credit Services, PCA (the “Purchaser”) in a private placement pursuant to a Note Purchase Agreement, by and between the Registrant and the Purchaser.
The Senior Notes will pay interest at a rate of 6.12%, payable semi-annually in arrears. The Senior Notes are senior unsecured obligations of the Registrant and are guaranteed on a senior unsecured basis under Guarantee Agreements dated as of April 28, 2006 by certain subsidiaries of the Registrant (the “Guarantors”). The Senior Notes and the guarantees thereof rank equally with all other senior unsecured debt of the Registrant and the Guarantors.
The Note Purchase Agreement contains customary covenants that require compliance with certain financial tests and limit the Registrant’s and its restricted subsidiaries’ ability, among other things, to incur liens on assets, merge or consolidate with other persons, transfer or sell a substantial part of their assets, substantially change the nature of their business or enter into transactions with affiliates. The Note Purchase Agreement also contains events of default, customary for such financings, the occurrence of which will permit the holders of the Senior Notes to accelerate the amounts due thereunder.
The Registrant may prepay at any time all or a part of the Senior Notes at 100% of the principal amount thereof, together with accrued and unpaid interest, plus any applicable make-whole amount.
The proceeds from the issuance of the Senior Notes will be used to repay outstanding debt and prefund $10 million of the $70 million capital investment required for the Registrant’s previously announced, new Texas-based poultry complex.
In connection with the Senior Notes, the Purchaser entered into an Intercreditor Agreement dated as of April 28, 2006 with The Lincoln National Life Insurance Company as noteholder of the Registrant’s 6.65% Senior Notes, due July 7, 2007, having an aggregate principal amount of $20,000,000, and with Harris N.A. (as lender and agent), SunTrust Bank, AmSouth Bank, U.S. Bank National Association, Regions Bank and Trustmark National Bank as lenders under the Registrant’s $200,000,000 Credit Agreement dated as of November 17, 2005.
The foregoing description of the Note Purchase Agreement, the Guarantee Agreements and the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements. Copies of the Note Purchase Agreement, the Guarantee Agreements and the Intercreditor Agreement are being filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 2, 2006, Robert Buck Sanderson resigned from the Registrant’s board of directors. The Company’s press release announcing his resignation is filed herewith as Exhibit 99.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1	Note Purchase Agreement dated as of April 28, 2006 between Sanderson Farms, Inc. and Northwest Farm Credit Services, PCA.

10.2	Guarantee Agreement dated as of April 28, 2006 of Sanderson Farms, Inc. (Foods Division).

10.3	Guarantee Agreement dated as of April 28, 2006 of Sanderson Farms, Inc. (Production Division).

10.4	Guarantee Agreement dated as of April 28, 2006 of Sanderson Farms, Inc. (Processing Division).

10.5	Intercreditor Agreement dated as of April 28, 2006 among The Lincoln National Life Insurance Company, Northwest Farm Credit Services, PCA, Harris N.A., SunTrust Bank, AmSouth Bank, U.S. Bank National Association, Regions Bank, and Trustmark National Bank.

99	Press Release of Sanderson Farms, Inc. dated May 3, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: May 3, 2006	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note Purchase Agreement dated as of April 28, 2006 between Sanderson Farms, Inc. and Northwest Farm Credit Services, PCA.

10.2	Guarantee Agreement dated as of April 28, 2006 of Sanderson Farms, Inc. (Foods Division).

10.3	Guarantee Agreement dated as of April 28, 2006 of Sanderson Farms, Inc. (Production Division).

10.4	Guarantee Agreement dated as of April 28, 2006 of Sanderson Farms, Inc. (Processing Division).

10.5	Intercreditor Agreement dated as of April 28, 2006 among The Lincoln National Life Insurance Company, Northwest Farm Credit Services, PCA, Harris N.A., SunTrust Bank, AmSouth Bank, U.S. Bank National Association, Regions Bank, and Trustmark National Bank.

99	Press Release of Sanderson Farms, Inc., dated May 3, 2006.